FORM 8-K

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


         Date of Report (Date of earliest event reported): June 8, 1998


                          BROADBAND TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)


0-21766                                                               56-1615990
(Commission File Number)                       (IRS Employer Identification No.)


4024 Stirrup Creek Drive
P.O. Box 13737
Durham, North Carolina                                                27709-3737
(Address of principal executive offices)                              (Zip Code)


                                 (919) 544-0015
              (Registrant's telephone number, including area code)

                                       N/A
          (Former name or former address, if changed since last report)

               The Exhibit Index appears on Page 7 of this report.


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Item 2.  Acquisition or Disposition of Assets.

On May 18, 1998, BroadBand Technologies, Inc. ("BBT") entered into an Alliance Agreement with Bosch Telecom GmbH and Bosch Telecom, Inc. (collectively "Bosch"). On June 8, 1998, BBT and Bosch closed the transactions contemplated by the Alliance Agreement.

The following description of the Alliance Agreement with Bosch is only a summary. Investors are advised to read the Alliance Agreement in its entirety to understand the affect of the Alliance Agreement on BBT.

Pursuant to the Alliance Agreement Bosch has paid, or agreed to pay, approximately $14 million, and has agreed to pay royalty payments to BBT. Pursuant to the Alliance Agreement, BBT transferred intellectual property, employees and equipment to Bosch. Also, Bosch agreed to develop new intellectual property for FSAN products and to license the new intellectual property back to BBT. International manufacturing and distribution agreements, as well as future cross supply agreements, are also contemplated by the Alliance Agreement.

FSAN is a global standard being developed by a 23 member interest group which includes twelve international and eleven U.S. telephone companies, including SBC, BellSouth and GTE, as well as Bosch and BroadBand. The FSAN initiative is creating requirement specifications for access systems that provide both broadband and narrowband services.

The FSAN standard is very similar to the architecture of BroadBand's existing iFLX(TM) product. Both architectures incorporate high bandwidth, asynchronous transfer mode (ATM), passive optical network (PON) and Digital Subscriber Line
(xDSL) technologies. By using the iFLX platform as the broadband foundation for the FSAN products and investing in additional development, the companies expect to have a distinct time-to-market advantage in developing FSAN-compliant products.

Terms of the Alliance Agreement include, but are not limited to, provisions for the following:

o BBT transferred to Bosch ownership rights to its international patents and international patent applications, co-ownership rights to its U.S. and Canadian patents and co-ownership rights to other intellectual property used in BBT's iFLX (TM) product, which is the international version of its FLX-2500 product.

o In return for the transfer of intellectual property rights for its iFLX(TM) product, Bosch paid BroadBand $10 million to BBT at the closing and agreed to pay an additional $2 million upon the earlier of completion of Bosch's first FSAN product or August 31, 1999, whichever occurs first. In addition, Bosch has paid, or soon after the Closing will pay, approximately $2 million to BroadBand to purchase development, computing and test equipment and to reimburse BroadBand for certain FSAN development expenses incurred prior to the closing date.

o Approximately 44 of BBT's engineering employees transferred to Bosch at the Closing on June 8, 1998 to develop the FSAN product. These employees will work in approximately 20,000 square feet of space BBT is subleasing to Bosch. BBT is also providing support services to Bosch for this project for which Bosch will pay BBT. Bosch has made a commitment to invest in the FSAN product development work, subject to certain market development criteria. BBT will have access to, and a license of, the intellectual property Bosch develops, as well as a license to the international patents that BBT assigned to Bosch.

o BBT will have exclusive U.S. and Canadian distribution and manufacturing rights to FSAN products developed by Bosch except for sales incidental to wireless and certain specific customers. It is expected some additional development work may be required by BBT to cause the FSAN products to be compatible with US and Canadian telecommunications networks. Bosch will have exclusive international rights to products Bosch develops. BBT also will receive a 3.5 percent royalty on FSAN product sales by Bosch until such time as the geographic restrictions expire. Restrictions on sales by both companies will terminate over time, at which time the companies will compete in both the U.S. and international markets.

o BBT and Bosch also agreed to execute cross supply agreements within six months after the closing.

o The Alliance Agreement contains restrictions on BBT's right to sublicense and penalizes BBT if there is a change of control of BBT prior to June 2004.

Strategic Focus on Local Loop Access

The Alliance Agreement with Bosch is the second element of BBT's new business strategy. In February, BBT announced a three-part strategy to improve its financial position and target emerging needs in the established, high-growth local loop access market. As the first of the three initiatives, BBT signed multiple agreements with Lucent Technologies worth in excess of $50 million over three years. The second initiative, launched today, is a strategic alliance to evolve the iFLX platform to meet the emerging FSAN standard. Rounding out the new strategy, the company's third strategic initiative has begun and involves development of an access product that capitalizes on its core competencies in ATM, broadband access and xDSL, as well as intellectual property BBT is receiving from Lucent. This new corporate strategy establishes a foundation for BBT to leverage its technical strengths to target segments of the high-growth, $2 billion, converging loop access and data markets, while gravitating toward more independence and less reliance on video demand over an integrated platform.

About Bosch Telecom

Bosch Telecom is part of the $27 billion German-owned Bosch Group which has operations throughout the world. Apart from its $2.9 billion telecommunications business, it is well known and strongly established in the automotive, consumer electronics, and capital goods markets.

Risks.

         Although management believes the Alliance Agreement with Bosch offers certain opportunities to BBT, the relationship includes certain risks as well.

         There can be no assurances the new relationship with Bosch will meet BBT's expectations. BBT's relationship with Bosch, which was designed to leverage BBT's intellectual property and other resources, may also adversely affect the prospect for partnership with others in the telecommunications industry, especially in light of restrictions contained in the Alliance
Agreement relating to a change of control of BBT and restrictions on BBT sublicensing. Decisions by Bosch or rumors of a decision by Bosch that changes Bosch's relationship with BBT may have an adverse effect on the market price of the stock of BBT. In addition, although initially there will be geographic restrictions on where BBT and Bosch can sell FSAN products, the Alliance Agreement provides these restrictions will terminate and eventually the FSAN products of BBT and Bosch will compete with one another in the same markets. There can be no assurance BBT will be able to compete with Bosch, which has substantially greater resources than BBT. Such competition could adversely affect BBT.

         Given the current regulatory and customer environment which have delayed market acceptance of BBT's current product, the FLX-2500, there can be no assurance that there will be market demand for any FSAN products of either BBT or Bosch. Under the Alliance Agreement, there is no commitment by Bosch to complete development of FSAN products, if sufficient market demand does not develop. In such case, Bosch is free to cease its development efforts, in which case, BBT will not achieve all the benefits contemplated by this Agreement. If Bosch completes its development of FSAN products, there can be no assurance such products will be competitive with the FSAN and other products of other telecommunications equipment suppliers.

         Cautionary Statement Identifying Important Factors That Could Cause BroadBand's Actual Results to Differ From Those Projected in Forward Looking Statements.

         In connection with the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, readers of this document are advised that the document contains both statements of historical facts and forward looking statements. Forward looking statements are subject to various risks and uncertainty which could cause actual results to differ materially from those indicated by the forward looking statements, including risks and uncertainties described in the "Risks" section above, and in BBT's Form 10-K for the year end December 31, 1997, Form 10-Q for the quarter ended March 31, 1998 and BBT's other documents filed with the Securities and Exchange Commission. Examples of forward looking statements include but are not limited to (i) projections of revenues, income or loss, earnings per share, capital expenditures, capital structure and other financial items; (ii) statements of the plans and objectives of BBT or its management or Board of Directors, including the introduction of new products or methodology or predictions of actions by customers, suppliers or competitors; (iii) statements of future economic performance; and (iv) statements of assumptions underlying other statements and statements about BBT and its business.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         (c)      Exhibits.

Exhibit No.                Exhibit
-----------                -------

10.1 Alliance Agreement dated as of May 1, 1998, between BroadBand and Bosch Telecom GmbH and Bosch Telecom, Inc.*



----------------------------------

*Confidential treatment for certain portions of this Exhibit is being requested pursuant to Rule 24b-2 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                                    BROADBAND TECHNOLOGIES, INC.


                                                     By:  /s/ David E. Orr
                                                        --------------------
                                                     Name: David E. Orr
                                                          ------------------
                                                     Title: President  & CEO
                                                           -----------------

Dated: June 23, 1998

                                  EXHIBIT INDEX



Exhibit No.         Description                                         Page No.
-----------         -----------                                         --------

10.1 Alliance Agreement dated as of May 1, 1998, between BroadBand and Bosch Telecom GmbH and Bosch Telecom, Inc.*


----------------------------------

*Confidential treatment for certain portions of this Exhibit is being requested pursuant to Rule 24b-2 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended.